UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2008
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Global Drive Sulphur, LA	70665
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefits plans
     On December 5, 2008, Global Industries, Ltd. (the “Company”) sent a notice (“Notice”) to its directors and executive officers informing them that in order to transfer administration of the Global Industries, Ltd. Profit Sharing and Retirement Plan (the “Plan”) to a new third party administrator, Plan participants will be unable to purchase, sell or otherwise acquire or transfer Company stock held in their accounts under the Plan, during the period beginning at 12:59 p.m. Central Time on December 22, 2008 and ending on or before January 5, 2009 (the “Blackout Period”).
     The Notice also states that, pursuant to certain provisions of the Sarbanes-Oxley Act of 2002 and rules of the Securities and Exchange Commission, the Company’s directors and executive officers will be prohibited from trading in the Company’s common stock acquired in connection with service as a director or employment as an executive officer of the Company, unless such transaction is exempt under Regulation BTR of the Securities and Exchange Act of 1934.
     A copy of the Notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     During the Blackout Period and for a period of two years thereafter, stockholders and other interested persons may obtain, without charge, information regarding the Blackout Period, including the actual ending date of the Blackout Period, by contacting Russell Robicheaux, Chief Administrative Officer and General Counsel, Global Industries, Ltd., 11490 Westheimer, Suite 400, Houston, Texas 77077, (281) 529-7740.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
99.1	Notice to Directors and Executive Officers of Global Industries, Ltd., dated December 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: December 5, 2008	By:	/s/ PETER S. ATKINSON
Peter S. Atkinson
President

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	Notice to Directors and Executive Officers of Global Industries, Ltd., dated December 5, 2008.